UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Broadwing Corporation
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The following letter was sent to employees of Broadwing Corporation in connection with the proposed acquisition of Broadwing by Level 3 Communications, Inc.
October 17, 2006
Dear Broadwing Employee,
As you know, there has been a wave of telecommunications Mergers and Acquisition activity this year. Recently, many strong companies have combined in order to seek to improve their competitiveness, accelerate market share growth, and capitalize on advances in technology. We have seen this with both small transactions such as PacTec’s acquisition of US-LEC and with larger transactions like ATT’s proposed acquisition of BellSouth Corporation. As a result, we believe that progress in the U.S. telecommunications industry is increasingly defined by operators with sufficient scale.
Today we announced that Broadwing Communications has entered into a definitive agreement to be purchased by Level 3 Communications. The transaction is valued at a premium to Broadwing’s current market capitalization which is good news for Broadwing shareholders. For Broadwing employees, we believe that the combination of the two companies will produce a powerful operator with the scale to compete in the global telecommunications arena.
We anticipate that some of the key benefits of the combination will include:
•	The combined companies will enjoy an enhanced competitive position that we believe will create additional long-term value for customers, employees, and investors.

•	The combined company will have improved “buyer power” and leverage to affect reductions in access, equipment and third-party network costs, each of which is a major cost for both companies.

•	The combined network footprint and product set (which includes voice and data, plus metro, long haul and media transport) will bolster market position both domestically and internationally where Level 3 has a substantial facilities-based presence.

•	The combined company will have increased ability to invest and innovate to meet the market’s evolving needs.
For these reasons, the Broadwing Board and I believe that this option is the best currently available choice for the business. We therefore endorse this option which is subject to shareholder vote and approval.
I know you all have many questions regarding how this will affect you and the company both short and long term. These answers will be forthcoming in subsequent communications. However, by virtue of this acquisition, Level 3 acquires a well established and growing carrier and enterprise market business with a strong customer base, solid network, proven products and a talented pool of professionals. You are the core of this business, the basis of its value and the reason for its attractiveness. So, please keep this in mind during this brief period of uncertainty.
My staff and I pledge to communicate as quickly and comprehensively as possible — Human Resources is compiling a list of anticipated questions and answers which we will distribute later today. I will be holding a conference call with my direct reports later this morning and they in turn will brief you on the material covered on that call. A subsequent email will provide talking points for customer-facing employees.
In the meantime, I request your patience and continued focus on our customers and our business.
Steve Courter — Broadwing CEO
IMPORTANT INFORMATION:

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the acquisition of Broadwing by Level 3, including financial and operating results, synergy benefits and any accretion to reported earnings that may be realized from the acquisition; Level 3’s and Broadwing’s plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts; and (ii) other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements are based upon management’s current beliefs or expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies and third-party approvals, many of which are beyond our control. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (1) whether the stockholders of Broadwing approve the proposed transaction; (2) the satisfaction of the other conditions specified in the merger agreement, including without limitation the receipt of required governmental approvals of the proposed transaction; (3) the ability to successfully combine the businesses of Level 3 and Broadwing; (4) the realization of revenue and cost synergy benefits from the proposed transaction; and (5) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees. Other important factors that may affect Level 3’s and the combined business’ results of operations and financial condition include, but are not limited to: increasing the volume of traffic on Level 3’s network; developing new products and services that meet customer demands and generate acceptable margins; successfully completing commercial testing of new technology and information systems to support new products and services, including voice transmission services; stabilizing or reducing the rate of price compression on certain of our communications services; integrating strategic acquisitions including the acquisition of Broadwing; attracting and retaining qualified management and other personnel; and the ability to meet all of the terms and conditions of our debt obligations. Level 3’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this document speak only as of the date they are made. Level 3 and Broadwing do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date such forward-looking statement is made.
This document shall not constitute an offer of any securities for sale. The proposed transaction will be submitted to Broadwing’s stockholders for their consideration. Level 3 and Broadwing will file a registration statement, a proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. Stockholders of Broadwing are urged to read the registration statement and the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, as well as any amendments or supplements to those documents, because they will contain important information. Stockholders of Level 3 can obtain more information about the proposed transaction by reviewing the Form 8-K to be filed by Level 3 in connection with the announcement of the transaction, and any other relevant documents filed with the SEC when they become available. You will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Level 3 and Broadwing, at the SEC’s Web site (http://www.sec.gov). Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can be obtained, without charge, by directing a request to Level 3, Investor Relations, 1025 Eldorado Blvd., Broomfield, CO 80021, 720-888-2500 or to Broadwing, Investor Relations, 1122 Capital of Texas Highway South Austin, TX 78746-6426, (866) 426-7847.
Level 3, Broadwing and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Broadwing in connection with the proposed transaction. Information about the directors and executive officers of Level 3 is set forth in the proxy statement on Schedule 14A, dated April 6, 2006, as supplemented, for Level 3’s 2006 annual meeting of stockholders. Information about directors and executive officers of Broadwing and their ownership of Broadwing common stock is set forth in the proxy statement on Schedule 14A, dated March

24, 2006, for Broadwing’s 2006 annual meeting of stockholders. Additional information regarding participants in the proxy solicitation may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.